UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2013

New Hampshire Thrift Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 15, 2013, Lake Sunapee Bank, fsb (the “Bank”), a wholly owned subsidiary of New Hampshire Thrift Bancshares, Inc. (the “Company”), entered into a purchase and sale agreement (the “Agreement”) with Meredith Village Savings Bank (“Seller”), pursuant to which the Bank will acquire all of the shares of common stock of Charter Holding Corp. (“Charter”) held by Seller for a total purchase price of $6.2 million in cash or its equivalent.

As of the date hereof, each of the Bank and Seller own 50% of Charter’s outstanding shares of common stock; upon completion of the transaction the Bank will own all of the outstanding shares of Charter and Charter will become a wholly owned subsidiary of the Bank.

Completion of the transaction is subject to closing conditions, including the receipt of all regulatory approvals by the Bank and the satisfactory completion of purchase accounting valuations by an independent third party. The transaction is expected to close at the end of the first quarter or beginning of the second quarter of 2013.

The foregoing summary of the Agreement is qualified by reference to the copy of the Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated February 15, 2013, by and between Lake Sunapee Bank, fsb, and Meredith Village Savings Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

By:	/s/ Laura Jacobi
Laura Jacobi
Senior Vice President and Chief Financial Officer

Date: February 22, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated February 15, 2013, by and between Lake Sunapee Bank, fsb, and Meredith Village Savings Bank.